UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 26, 2026

CAPRICOR THERAPEUTICS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-34058	88-0363465
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10865 Road to the Cure, Suite 150, San Diego, California (Address of principal executive offices)	92121 (Zip Code)

(858) 727-1755

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	CAPR	The Nasdaq Global Select Market

Item 8.01Other Events.

On June 26, 2026, Capricor Therapeutics, Inc. (the “Company” or “Capricor”) issued a press release announcing that the Cellular, Tissue, and Gene Therapies Advisory Committee of the U.S. Food and Drug Administration (“FDA”) is planning to convene an Advisory Committee meeting to discuss the Company's Biologics License Application (“BLA”) seeking approval of Deramiocel, an investigational cell therapy for the treatment of Duchenne muscular dystrophy (“DMD”). The date for the Advisory Committee meeting is July 29, 2026, and the meeting will be available for live streaming. The Company's BLA remains on track for a target action date under the Prescription Drug User Fee Act (“PDUFA”) of August 22, 2026.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release, titled “Capricor Therapeutics Announces FDA Advisory Committee Meeting to Review BLA for Deramiocel for the Treatment of Duchenne Muscular Dystrophy”, dated June 26, 2026.

104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CAPRICOR THERAPEUTICS, INC.

Date: June 26, 2026	By:	/s/ Linda Marbán, Ph.D.
Linda Marbán, Ph.D.
Chief Executive Officer

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